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                            401(k) SUBSCRIPTION FORM

   THIS FORM IS TO BE COMPLETED, SIGNED AND DELIVERED TO THE SUBSCRIPTION AGENT BY PARTICIPANTS IN THE WESTERN RESOURCES, INC. EMPLOYEES' 401(k) SAVINGS PLAN OR PROTECTION ONE 401(k) PLAN (EACH CALLED THE "PLAN") WHO WISH TO EXERCISE ANY RIGHTS ALLOCATED TO THEIR PLAN ACCOUNTS. THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE WESTAR INDUSTRIES, INC. PROSPECTUS, DATED MAY , 2001 (THE "PROSPECTUS"), AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM GEORGESON SHAREHOLDER, AS INFORMATION AGENT.

FORM REGISTRATION NUMBER

                    401(k) SUBSCRIPTION FORM FOR      RIGHTS

                            WESTAR INDUSTRIES, INC.
               INCORPORATED UNDER THE LAWS OF THE STATE OF KANSAS

                            401(k) SUBSCRIPTION FORM

                    EVIDENCING RIGHTS TO PURCHASE ONE SHARE
              OF $.01 PAR VALUE COMMON STOCK FOR EACH RIGHT ISSUED

              THE RIGHTS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED

                       VOID IF NOT EXERCISED AT OR BEFORE
                       5:00 P.M. (NEW YORK CITY TIME) ON
           THE ELECTION EXPIRATION DATE OF JULY 3, 2001 OR SUCH LATER
             DATE AS MAY BE ESTABLISHED BY WESTAR INDUSTRIES, INC.

ELECTION EXPIRATION DATE: JULY 3, 2001    SUBSCRIPTION PRICE: U.S. $10 PER
                                          SHARE OF COMMON STOCK

PLAN PARTICIPANT:

   THIS CERTIFIES THAT THERE HAS BEEN ALLOCATED TO THE PLAN ACCOUNT OF THE PLAN PARTICIPANT WHOSE NAME IS INSCRIBED ABOVE THE NUMBER OF RIGHTS SET FORTH ABOVE, EACH OF WHICH ENTITLES THE PARTICIPANT TO DIRECT THE PLAN TRUSTEE TO SUBSCRIBE FOR COMMON STOCK, PAR VALUE $.01 PER SHARE, OF WESTAR INDUSTRIES, INC., A KANSAS CORPORATION, SHOWN ABOVE, IN THE RATIO OF ONE SHARE OF COMMON STOCK FOR EACH ONE RIGHT, PURSUANT TO THE TERMS AND CONDITIONS AND AT THE PRICE FOR EACH SHARE OF COMMON STOCK SPECIFIED IN THE PROSPECTUS AND THE INSTRUCTIONS RELATING HERETO. THE RIGHTS REPRESENTED BY THIS 401(k) SUBSCRIPTION FORM HAVE BEEN ISSUED TO PARTICIPANTS IN THE WESTERN RESOURCES, INC. EMPLOYEES' 401(k) SAVINGS PLAN AND PARTICIPANTS IN THE PROTECTION ONE 401(k) PLAN WHOSE PLAN ACCOUNTS HOLD COMMON STOCK OF WESTERN RESOURCES, INC., AS OF THE CLOSE OF BUSINESS ON MAY 9, 2001, AND SUCH RIGHTS MAY BE EXERCISED BY DULY COMPLETING SECTION 1 ON THE REVERSE SIDE HEREOF.

   PLEASE NOTE THAT THE ELECTION EXPIRATION DATE IS EARLIER THAN THE EXPIRATION DATE APPLICABLE FOR RIGHTS NOT RECEIVED THROUGH THE 401(k) PLANS. THE EARLIER DATE IS NECESSARY BECAUSE THE 401(k) PLAN TRUSTEE (AS THE RECORD HOLDER OF THE WESTERN RESOURCES SHARES HELD IN THE PLAN) IS THE PARTY THAT MUST EXERCISE ANY RIGHTS THAT YOU AND OTHER PARTICIPANTS RECEIVE THROUGH THE PLAN AND THE ADDITIONAL TIME IS NEEDED TO ENABLE THE TRUSTEE TO PROCESS PARTICIPANTS' ELECTIONS.

   THE RIGHTS EVIDENCED BY THIS 401(k) SUBSCRIPTION FORM ARE NON-TRANSFERABLE BY THE PARTICIPANT.

IMPORTANT: Complete appropriate form on reverse.

DATE:        , 2001

                                          WESTAR INDUSTRIES, INC.

                                          By:
                                             ----------------------------------
                                             Name: Paul R. Geist
                                             Title: President


                                       2
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                      SECTION 1. EXERCISE AND SUBSCRIPTION

TO: Subscription Agent                    Election Expiration Date: July 3, 2001
   Alpine Fiduciary Services, Inc.
   c/o Georgeson Shareholder

   By Mail:
   P.O. Box 2065
   South Hackensack, NJ 07606-9974

   By Overnight Courier:
   111 Commerce Road
   Carlstadt, NJ 07072

   By Hand:
   110 Wall Street, 11th Floor
   New York, NY 10005
   Attn: Will Richard

   The undersigned hereby irrevocably directs the Plan Trustee to subscribe on behalf of the undersigned's Plan account for the number of whole shares of Common Stock indicated below upon the terms and conditions specified in the Prospectus related hereto, receipt of which is acknowledged.

A. Basic Subscription Privilege:     X $10 = $
                       (No. of Shares)(Basic Subscription Payment)

B. Over-Subscription Privilege:     X $10 = $
                       (No. of Shares)(Over-Subscription Payment)

C. Total Subscription
   Payment:                        +                          =
   $
      (Basic Subscription Payment)(Over-Subscription Payment)(Total
         Subscription Payment)

   The undersigned agrees that the Subscription Payment will be obtained by liquidating the investment of the undersigned's Plan account in the investment funds under the Plan (other than the Western Resources Common Stock Fund) in proportion to such account's balance in each such fund, at the time the liquidation is made, so that the amount liquidated is equal to the Total Subscription Payment. Such amount will be used by Vanguard Fiduciary Trust Company, the Trustee of the Plan, to pay the Subscription Payment.

   If the undersigned's account balance in the Plan (exclusive of the Western Resources Common Stock Fund) is not sufficient to cover the full payment of the Total Subscription Payment for the number of shares of Westar Industries, Inc. common stock (the "Common Shares") that he or she indicates are being exercised, at the time the liquidation is made, such person will be deemed to have exercised such Basic Subscription Privilege with respect to the maximum whole number of Rights that may be exercised with the amount of such account balance (exclusive of the Western Resources Common Stock Fund). The amount of additional Shares of Common Stock for which a Plan participant may direct the Plan Trustee to subscribe on behalf of the participant's account pursuant to the Over-Subscription Privilege is the higher of (1) five times the number of Rights allocated to such participant's account in the Rights Offering and (2) 100 Shares of Common Stock. Any Common Stock purchased for the participant pursuant to this 401(k) Subscription Form will be allocated to the participant's account under the Plan. If the full Subscription Payment is not applied to the purchase of Common Stock, the amount of any overpayment will be returned to the participant's Plan account, without interest or deduction, as soon as practicable after the Election Expiration Date and invested in the Plan's investment funds in accordance with the participant's contribution allocation percentage (or, if the participant has not made a contribution allocation election, will be deposited in Vanguard Prime Money Market Fund).

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                            SIGNATURE OF PARTICIPANT

                                                  Date: _______________________

-------------------------------------
     (Signature of Participant)

-------------------------------------
     (Print Name of Participant)

Social Security Number: _____________

   (Must be signed by the Participant exactly as name appears on the reverse side of this 401(k) Subscription Form. If signature is by executor, administrator, guardian, attorney-in-fact, agent, or another acting in a fiduciary or representative capacity, please provide the following information. See instructions for 401(k) Subscription Forms accompanying this 401(k) Subscription Form).

Name: ___________________      Taxpayer Identification or Social Security
     (Please print)            Number: ________________________________________

Capacity: _______________      Home Telephone Number: (  )

Address: ________________      Daytime Telephone Number: (  )